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                                                                    Exhibit 23.4


[LOGO] SHATSWELL, MacLEOD & COMPANY, P.C.
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         CERTIFIED PUBLIC ACCOUNTANTS


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants for The North American Bank & Trust Company, we hereby consent to the incorporation by reference in this registration statement of Webster Financial Corporation on Form S-4 of our report dated January 29, 2003 included in The North American Bank and Trust Company's Form 10-KSB for the fiscal year ended December 31, 2002 and to all references to our Firm included in this registration statement.


                                    /s/ Shatswell, MacLeod & Company, P.C.
                                    ------------------------------------------
                                    Shatswell, MacLeod & Company, P.C.


West Peabody, Massachusetts
August 27, 2003







           83 PINE STREET - WEST PEABODY, MASSACHUSETTS 01960-3635 -
              TELEPHONE (978) 535-0206 - FACSIMILE (978) 535-9908
                smc@shatswell.com              www.shatswell.com